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                                  EXHIBIT 23.2







CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated July 25, 2002, accompanying the financial statements included in the Annual Report of Hi-Shear Technology Corporation on Form 10-KSB for the year ended May 31, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statement of Hi-Shear Technology Corporation on Form S-8 (File No. 33-868989).


/s/ Grant Thornton LLP



Los Angeles, California
September 19, 2003